Exhibit 99.1

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Value Inc. Quarterly Financial Supplement For the period ended December 31,

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Crossroads Center Disposition

On April 12, 2022, a subsidiary (the “Crossroads Center Seller”) of Retail Value Inc. (the “Company”) completed the previously announced sale of all of its interests in Crossroads Center in Gulfport, Mississippi for $38.5 million in cash (the “Crossroads Center Disposition”) pursuant to the terms of the purchase agreement dated as of February 14, 2022, by and among the Crossroads Center Seller and PMAT‑Stirling Crossroads L.L.C., as purchaser.  Net proceeds received at closing were approximately $37.2 million.  The Crossroads Center Seller retained the right to pursue and collect amounts from tenants relating to pre-closing periods.

Continental U.S. Disposition (As reported in the Company’s Current Report on Form 8-K dated October 1, 2021)

On October 1, 2021, certain subsidiaries of the Company (the “Continental U.S. Sellers”) completed the previously announced sale of all of their interests in the five assets listed in the table below for $264.0 million in cash (the “Continental U.S. Disposition”) pursuant to the terms of the Amended and Restated Purchase Agreement, dated as of August 19, 2021 by and among the Continental U.S. Sellers and certain affiliates of Bridge 33 Capital, as purchasers. Net proceeds received at closing were approximately $245.8 million.

The five assets sold in the Continental U.S. Disposition were as follows:

Property Name	City, State	Total Owned GLA (000's)
Maple Grove Crossing	Maple Grove, Minnesota	262
Seabrook Commons	Seabrook, New Hampshire	175
Wrangleboro Consumer Square	Mays Landing, New Jersey	840
Great Northern Plazas	North Olmsted, Ohio	630
Peach Street Marketplace	Erie, Pennsylvania	716
		2,623

Puerto Rico Disposition (As reported in the Company’s Current Report on Form 8-K dated August 27, 2021)

As a result of the Company selling all of its remaining assets in Puerto Rico (the “Puerto Rico Disposition”), the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”) and reported the financial results for the Puerto Rico segment as discontinued operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These pro forma statements assume that the proceeds from this transaction were used to repay the mortgage loan on January 1, 2021.

Pro Forma Statements

The unaudited pro forma adjustments include the following:

•	The consummation of the Crossroads Center Disposition;
•	The consummation of the Continental U.S. Disposition and
•	The repayment of the outstanding balance of the mortgage in the third quarter of 2021 from net proceeds from asset sales that were part of the Puerto Rico Disposition.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.

The following unaudited pro forma balance sheet is presented as if the Crossroads Center Disposition described above occurred on December 31, 2021.  The unaudited pro forma statement of operations for the year ended December 31, 2021, is presented as if the transactions described above had occurred as of January 1, 2021.

The unaudited pro forma financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma financial statements should be read in conjunction with the audited financial statements, the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Retail Value Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2021

(Unaudited, in thousands, except share amounts)

		Transaction Accounting Adjustments
	Company Historical	Crossroads Center Disposition		Company Pro Forma
Assets
Buildings	$51,261	$(51,261)	(A)	$—
Fixtures and tenant improvements	8,260	(8,260)	(A)	—
	59,521	(59,521)		—
Less: Accumulated depreciation	(36,195)	36,195	(A)	—
Total real estate assets, net	23,326	(23,326)		—
Cash and cash equivalents	110,470	37,215	(B)	147,685
Restricted cash	1,993	—		1,993
Accounts receivable	3,891	(286)	(A)	3,605
Other assets, net	4,718	(1,114)	(A)	3,604
	$144,398	$12,489		$156,887
Liabilities and Equity
Accounts payable and other liabilities	$8,331	$(3,567)	(A)	$4,764
Dividends payable	69,053	—		69,053
Total liabilities	77,384	(3,567)		73,817
Commitments and contingencies
Retail Value Inc. shareholders' equity
Common shares, with par value, $0.10 stated value; 200,000,000 shares authorized; 21,117,748 shares issued at December 31, 2021	2,112	—		2,112
Additional paid-in capital	740,517	—		740,517
Accumulated distributions in excess of net loss	(675,602)	16,056	(B)	(659,546)
Less: Common shares in treasury at cost: 598 shares at December 31, 2021	(13)	—		(13)
Total equity	67,014	16,056		83,070
	$144,398	$12,489		$156,887

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(Unaudited, in thousands, except per share amounts)

		Transactional Accounting Adjustments
	Company Historical	Mortgage Repayment (C)	Continental U.S. Disposition (D)	Crossroads Center Disposition		Company Pro Forma
Revenues from operations:
Rental income	$55,603	$—	$(30,925)	$(8,104)	(E)	$16,574
Other income	55	—	(11)	(13)	(E)	31
	55,658	—	(30,936)	(8,117)		16,605
Rental operation expenses:
Operating and maintenance	7,286	—	(4,013)	(1,241)	(E)	2,032
Real estate taxes	8,966	—	(5,776)	(748)	(E)	2,442
Property and asset management fees	5,906	—	(3,257)	(635)	(E)	2,014
Impairment charges	1,573	—	(1,573)	—		—
General and administrative	3,577	—	—	—		3,577
Depreciation and amortization	17,217	—	(9,440)	(2,499)	(E)	5,278
	44,525	—	(24,059)	(5,123)		15,343
Other income (expense):
Interest expense, net	(7,899)	7,868	—	—		(31)
Debt extinguishment costs	(6,307)	6,307	—	—		—
Gain on disposition of real estate, net	29,596	—	(9,301)	16,056	(B)	36,351
	15,390	14,175	(9,301)	16,056		36,320
Income before tax (expense) benefit	26,523	14,175	(16,178)	13,062		37,582
Tax (expense) benefit	(148)	—	37	169	(E)	58
Income from continuing operations	$26,375	14,175	(16,141)	13,231		$37,640

Per share data:
Income from continuing operations Basic and diluted	$1.25					$1.79
Basic and diluted - average shares outstanding	21,062					21,062

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

(A)	Reflects the removal of the assets and liabilities disposed in connection with the Crossroads Center Disposition from the historical information presented.

(B)

The Crossroads Center Disposition had a gross sales price of $38.5 million.  The pro forma net gain on disposition of real estate is based on the Company’s historical balance sheet information as of December 31, 2021 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Crossroads Center Disposition and finalization of the Company’s financial closing procedures and may differ significantly from the actual net gain on disposition of real estate that the Company recognizes.  The estimated pro forma net gain on disposition of real estate presented below is reflected on the unaudited pro forma condensed consolidated balance sheet as if the Crossroads Center Disposition was consummated as of December 31, 2021, and on the unaudited pro forma condensed consolidated statements of operations as if the Crossroads Center Disposition was consummated on January 1, 2021:

Gross sales price	$38,500
Estimated transaction costs and other adjustments	(900)
Disposition fee paid to SITE Centers Corp.	(385)
Net cash received	$37,215
Net assets written-off	(21,159)
Pro forma gain on disposition of real estate, net	$16,056

(C)

Reflects the elimination of interest expense and related amortization to reflect the amounts repaid on the mortgage loan as if the proceeds from the assets sold in the Puerto Rico Disposition in the third quarter of 2021 (not presented herein as these assets were classified as discontinued operations in the Company’s Annual Report on 10-K for the year ended December 31, 2021) had been received and applied to repay the mortgage loan on January 1, 2021, thus resulting in the full repayment of the loan. This column also reflects the adjustment of debt extinguishment costs assuming the mortgage loan was repaid on January 1, 2021.

(D)

Reflects the removal of the revenues and expenses for the year ended December 31, 2021 for the assets sold in connection with the Continental U.S. Disposition from the historical information presented.

(E)

Reflects the removal of the revenues and expenses for the year ended December 31, 2021 for the assets sold in connection with the Crossroads Center Disposition from the historical information presented.

Retail Value Inc. 3300 Enterprise Pkwy. Beachwood, OH 44122 P.216.755.5500 F. 216.755.1500 www.retailvalueinc.com